EXHIBIT 11



                     Computation of Earnings Per Share
           REYNOLDS METALS COMPANY AND CONSOLIDATED SUBSIDIARIES

                     (In millions, except share data)


                                                Quarter Ended March 31
                                        _____________________________________

                                           1994                       1993
                                        _____________________________________

Average shares outstanding              60,961,321                 59,776,521
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Net loss                                 $(21.1)                    $(32.7)
Less preferred stock dividends              6.8                         -
                                        _____________________________________

Net loss applicable to common stock      $(27.9)                    $(32.7)
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Net loss per share                        $(0.46)                   $(0.55)
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